Exhibit 99

FOR IMMEDIATE RELEASE
December 22, 2020

Cintas Corporation Announces
Fiscal 2021 Second Quarter Results

CINCINNATI, December 22, 2020 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2021 second quarter ended November 30, 2020. Revenue for the second quarter of fiscal 2021 was $1.76 billion compared to $1.84 billion in last year’s second quarter. Earnings per diluted share from continuing operations (EPS) were $2.62 in the second quarter of fiscal 2021, an increase of 15.4% from last year's second quarter EPS.

Organic revenue for the second quarter of fiscal 2021, which is adjusted for the impacts of acquisitions, divestitures and foreign currency exchange rate fluctuations, declined 4.4% from last year's second quarter. Organic revenue for the Uniform Rental and Facility Services operating segment declined 3.6%. Organic revenue for the First Aid and Safety Services operating segment increased 14.5%.

Gross margin for the second quarter of fiscal 2021 was $819.9 million compared to $852.4 million in last year’s second quarter. Gross margin as a percentage of revenue increased 50 basis points to 46.7% for the second quarter of fiscal 2021 compared to 46.2% in the second quarter of fiscal 2020.

Operating income for the second quarter of fiscal 2021 of $352.9 million increased 5.5% from last year’s second quarter operating income of $334.5 million. Operating income as a percentage of revenue was 20.1% in the second quarter of fiscal 2021 compared to 18.1% in the second quarter of fiscal 2020.

Net income from continuing operations was $284.9 million for the second quarter of fiscal 2021, an increase of 15.6% from last year's second quarter net income from continuing operations of $246.4 million. Second quarter of fiscal 2021 EPS were $2.62, an increase of 15.4% from last year's second quarter EPS of $2.27.

In the second quarter of fiscal 2021, certain Uniform Rental and Facility Services operating assets were sold. The pre-tax gain on sale of $18.0 million was recorded in selling and administrative expenses and impacted operating margin by 100 basis points. The pre-tax gain and the related tax benefit impacted EPS by 25 cents.

Scott D. Farmer, Cintas' Chairman and Chief Executive Officer, stated, "During our second quarter of fiscal 2021, Cintas declared its annual dividend and also announced that the Board of Directors approved a change in dividend policy from an annual dividend to quarterly dividends. Earlier this month, we paid the annual dividend of $2.81 per share, an increase of 10.2% over last year's annual dividend. We have increased the annual dividend for 37 consecutive years. In addition, we paid a quarterly dividend of $0.70 per share. We remain committed to delivering shareholder value, even in this difficult environment."

Mr. Farmer added, "I am pleased with our second quarter financial performance. The COVID-19 coronavirus pandemic remained a significant disruption to the economy, and the recovery slowed in November as the number of coronavirus cases increased. However, our employee-partners have not wavered in their passion for getting businesses Ready for the Workday®.”

Mr. Farmer concluded, “We find ourselves at a time of increasing uncertainty regarding the next 90 days. A number of states and municipalities have reinstituted temporary economic restrictions in response to rising COVID-19 coronavirus cases, and others are considering them. On the other hand, vaccines are being distributed and the U.S. government continues to discuss additional stimulus. The uncertainty of the resolutions of these impactful events makes providing third quarter guidance very difficult. As a result, we are not providing guidance at this time. Despite the near-term uncertainty, I remain confident in the long-term opportunity of Cintas to provide essential, unparalleled image, safety, cleanliness and compliance to a society focused on health, readiness and the outsourcing of non-core activities."

About Cintas

Cintas Corporation helps more than one million businesses of all types and sizes get READY™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday®. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2021 second quarter results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; the effect of new accounting pronouncements; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including viral pandemics such as the COVID-19 coronavirus; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2020 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:

J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Paul F. Adler, Vice President - Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	November 30, 2020	November 30, 2019	% Change
Revenue:
Uniform rental and facility services	$1,410,488	$1,469,976	(4.0)%
Other	346,560	373,773	(7.3)%
Total revenue	1,757,048	1,843,749	(4.7)%

Costs and expenses:
Cost of uniform rental and facility services	739,811	784,937	(5.7)%
Cost of other	197,353	206,421	(4.4)%
Selling and administrative expenses	467,012	517,927	(9.8)%

Operating income	352,872	334,464	5.5%

Interest income	(218)	(283)	(23.0)%
Interest expense	24,557	26,177	(6.2)%

Income before income taxes	328,533	308,570	6.5%
Income taxes	43,676	62,127	(29.7)%
Income from continuing operations	284,857	246,443	15.6%
Loss from discontinued operations, net of tax	—	(323)	(100.0)%
Net income	$284,857	$246,120	15.7%

Basic earnings per share:
Continuing operations	$2.69	$2.35	14.5%
Discontinued operations	0.00	0.00	—%
Basic earnings per share	$2.69	$2.35	14.5%

Diluted earnings per share:
Continuing operations	$2.62	$2.27	15.4%
Discontinued operations	0.00	0.00	—%
Diluted earnings per share	$2.62	$2.27	15.4%

Basic weighted average common shares outstanding	104,999	103,959
Diluted weighted average common shares outstanding	107,981	107,335

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Six Months Ended
	November 30, 2020	November 30, 2019	% Change
Revenue:
Uniform rental and facility services	$2,804,899	$2,924,503	(4.1)%
Other	698,723	730,385	(4.3)%
Total revenue	3,503,622	3,654,888	(4.1)%

Costs and expenses:
Cost of uniform rental and facility services	1,455,223	1,553,613	(6.3)%
Cost of other	402,314	399,742	0.6%
Selling and administrative expenses	943,507	1,060,923	(11.1)%

Operating income	702,578	640,610	9.7%

Interest income	(282)	(445)	(36.6)%
Interest expense	49,107	53,498	(8.2)%

Income before income taxes	653,753	587,557	11.3%
Income taxes	68,891	90,302	(23.7)%
Income from continuing operations	584,862	497,255	17.6%
Loss from discontinued operations, net of tax	—	(323)	(100.0)%
Net income	$584,862	$496,932	17.7%

Basic earnings per share:
Continuing operations	$5.55	$4.75	16.8%
Discontinued operations	0.00	0.00	—%
Basic earnings per share	$5.55	$4.75	16.8%

Diluted earnings per share:
Continuing operations	$5.40	$4.60	17.4%
Discontinued operations	0.00	0.00	—%
Diluted earnings per share	$5.40	$4.60	17.4%

Basic weighted average common shares outstanding	104,546	103,638
Diluted weighted average common shares outstanding	107,556	107,114

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended
	November 30, 2020	November 30, 2019

Uniform rental and facility services gross margin	47.5%	46.6%
Other gross margin	43.1%	44.8%
Total gross margin	46.7%	46.2%
Net income margin	16.2%	13.4%

	Six Months Ended
	November 30, 2020	November 30, 2019

Uniform rental and facility services gross margin	48.1%	46.9%
Other gross margin	42.4%	45.3%
Total gross margin	47.0%	46.6%
Net income margin, continuing operations	16.7%	13.6%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of cash flow and workday adjusted revenue growth. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Computation of Free Cash Flow

	Six Months Ended
	November 30, 2020	November 30, 2019
Net cash provided by operations	$572,964	$571,351
Capital expenditures	(57,659)	(126,167)
Free cash flow	$515,305	$445,184

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Computation of Growth on a Constant Workday Basis

	Three Months Ended			Six Months Ended
	November 30, 2020	November 30, 2019	Growth %	November 30, 2020	November 30, 2019	Growth %
	A	B	G	I	J	O
Revenue	$1,757,048	$1,843,749	(4.7)%	$3,503,622	$3,654,888	(4.1)%
			G=(A-B)/B			O=(I-J)/J
	C	D		K	L
Workdays in the period	65	65		131	130

	E	F	H	M	N	P
Workday adjusted revenue growth	$1,757,048	$1,843,749	(4.7)%	$3,476,877	$3,654,888	(4.9)%
	E=(A/C)*D	F=(B/D)*D	H=(E-F)/F	M=(I/K)*L	N=(J/L)*L	P=(M-N)/N

Acquisition, divestitures and foreign currency exchange impact, net			0.3%			0.2%

Organic growth			(4.4)%			(4.7)%

Management believes that organic revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days and excludes the impact from acquisitions, divestitures and foreign currency exchange rate fluctuations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total
For the three months ended November 30, 2020
Revenue	$1,410,488	$194,419	$152,141	$—	$1,757,048
Gross margin	$670,677	$83,597	$65,610	$—	$819,884
Selling and administrative expenses	$355,068	$62,091	$49,853	$—	$467,012
Interest income	$—	$—	$—	$(218)	$(218)
Interest expense	$—	$—	$—	$24,557	$24,557
Income (loss) before income taxes	$315,609	$21,506	$15,757	$(24,339)	$328,533

For the three months ended November 30, 2019
Revenue	$1,469,976	$169,668	$204,105	$—	$1,843,749
Gross margin	$685,040	$82,074	$85,277	$—	$852,391
Selling and administrative expenses	$398,680	$57,434	$61,813	$—	$517,927
Interest income	$—	$—	$—	$(283)	$(283)
Interest expense	$—	$—	$—	$26,177	$26,177
Income (loss) before income taxes	$286,360	$24,640	$23,464	$(25,894)	$308,570

For the six months ended November 30, 2020
Revenue	$2,804,899	$398,899	$299,824	$—	$3,503,622
Gross margin	$1,349,676	$165,701	$130,708	$—	$1,646,085
Selling and administrative expenses	$719,039	$125,668	$98,800	$—	$943,507
Interest income	$—	$—	$—	$(282)	$(282)
Interest expense	$—	$—	$—	$49,107	$49,107
Income (loss) before income taxes	$630,637	$40,033	$31,908	$(48,825)	$653,753

For the six months ended November 30, 2019
Revenue	$2,924,503	$341,758	$388,627	$—	$3,654,888
Gross margin	$1,370,891	$166,361	$164,281	$—	$1,701,533
Selling and administrative expenses	$815,520	$116,952	$128,451	$—	$1,060,923
Interest income	$—	$—	$—	$(445)	$(445)
Interest expense	$—	$—	$—	$53,498	$53,498
Income (loss) before income taxes	$555,371	$49,409	$35,830	$(53,053)	$587,557

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	November 30, 2020	May 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$703,175	$145,402
Accounts receivable, net	910,266	870,369
Inventories, net	534,128	408,898
Uniforms and other rental items in service	772,937	770,411
Income taxes, current	56,802	—
Prepaid expenses and other current assets	125,465	114,619
Total current assets	3,102,773	2,309,699

Property and equipment, net	1,344,333	1,403,065

Investments	252,454	214,847
Goodwill	2,889,754	2,870,020
Service contracts, net	430,923	451,529
Operating lease right-of-use assets, net	154,022	159,967
Other assets, net	280,494	260,758
	$8,454,753	$7,669,885

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$274,021	$230,995
Accrued compensation and related liabilities	150,739	127,417
Accrued liabilities	791,158	456,653
Income taxes, current	—	27,099
Operating lease liabilities, current	42,682	43,031
Debt due within one year	249,872	—
Total current liabilities	1,508,472	885,195

Long-term liabilities:
Debt due after one year	2,290,932	2,539,705
Deferred income taxes	376,414	388,579
Operating lease liabilities	117,494	122,695
Accrued liabilities	563,481	498,509
Total long-term liabilities	3,348,321	3,549,488

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY 2021: 188,600,745 issued and 104,985,732 outstanding FY 2020: 186,793,207 issued and 103,415,368 outstanding	1,387,734	1,102,689
Paid-in capital	51,608	171,521
Retained earnings	7,509,544	7,296,509
Treasury stock: FY 2021: 83,615,013 shares FY 2020: 83,377,839 shares	(5,253,519)	(5,182,137)
Accumulated other comprehensive loss	(97,407)	(153,380)
Total shareholders’ equity	3,597,960	3,235,202
	$8,454,753	$7,669,885

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	November 30, 2020	November 30, 2019
Cash flows from operating activities:
Net income	$584,862	$496,932

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	121,096	115,367
Amortization of intangible assets and capitalized contract costs	71,558	70,963
Stock-based compensation	57,602	69,398
Gain on sale of operating assets	(17,963)	—
Deferred income taxes	(23,099)	7,632
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(39,892)	(37,940)
Inventories, net	(124,949)	(13,402)
Uniforms and other rental items in service	(2,914)	(32,744)
Prepaid expenses and other current assets and capitalized contract costs	(57,295)	(68,409)
Accounts payable	42,228	28,055
Accrued compensation and related liabilities	23,809	(29,326)
Accrued liabilities and other	21,570	(17,883)
Income taxes, current	(83,649)	(17,292)
Net cash provided by operating activities	572,964	571,351

Cash flows from investing activities:
Capital expenditures	(57,659)	(126,167)
Purchases of investments	(7,205)	(10,121)
Proceeds from sale of operating assets, net of cash disposed	23,426	13,300
Acquisitions of businesses, net of cash acquired	(6,932)	(6,582)
Other, net	(2,872)	(2,103)
Net cash used in investing activities	(51,242)	(131,673)

Cash flows from financing activities:
Payments of commercial paper, net	—	(112,500)
Proceeds from exercise of stock-based compensation awards	107,530	63,201
Repurchase of common stock	(71,382)	(258,741)
Other, net	(1,687)	(1,952)
Net cash provided by (used in) financing activities	34,461	(309,992)

Effect of exchange rate changes on cash and cash equivalents	1,590	204

Net increase in cash and cash equivalents	557,773	129,890
Cash and cash equivalents at beginning of period	145,402	96,645
Cash and cash equivalents at end of period	$703,175	$226,535